Exhibit 99.1

Nutrastar International Inc. Reports Strong Fourth Quarter and
Year-end 2009 Financial Results

  Fourth quarter 2009 sales increased 34% to $3.8 million; net income increased 118% to $2.0 million with EPS of $0.14
  2009 sales increased 18% to $15.3 million; net income increased 32.7% to $7.7 million with EPS of $0.58
  2009 net cash flow from operations was $9.3 million
  Gross margins increased to 78.0% in 4Q’09 from 63.7%in 4Q’08; gross margins for 2009 increased to 70.2% from 64.5% YoY.
  2010 initiatives: increase capacity to meet rising demand; expand both raw material and downstream segments; and introduce new value-added products

HARBIN, China, March 25, 2010 /PRNewswire-Asia-FirstCall/ -- Nutrastar International Inc. (OTC Bulletin Board: NUIN; "Nutrastar" or the "Company"), a leading nutraceutical company which produces and distributes Chinese Golden Grass ("Cordyceps Militaris") and organic and specialty food products in China, today announced its financial results for the fourth quarter and year ended December 31, 2009.

SUMMARY FINANCIALS

Fourth Quarter 2009 Results
	Q4 2009	Q4 2008	CHANGE
Sales	$3.8 million	$2.8 million	+34.0%
Gross Profit	$3.0 million	$1.8 million	+64.3%
GAAP Net Income (Loss)	$2.0 million	($1.2 million)	N/A
Adjusted Net Income	$2.0 million	$0.9 million*	+118.0%
GAAP EPS	$0.14	($0.10)	N/A
Adjusted EPS	$0.14	$0.08*	+75.0%

FY 2009 Results
	2009	2008	CHANGE
Sales	$15.3 million	$13.0 million	+18.0%
Gross Profit	$10.8 million	$8.4 million	+28.4%
GAAP Net Income (Loss)	$7.7 million	$3.7 million	+108.1%
Adjusted Net Income	$7.7 million	$5.8 million*	+32.7%
GAAP EPS	$0.58	$0.31	+87.1%
Adjusted EPS	$0.58	$0.49*	+18.4%

*Excludes one-time non-cash merger costs of $2.1 million in Fourth Quarter 2008

Fourth Quarter 2009 Financial Results

Sales – Sales for the fourth quarter of 2009 were approximately $3.8 million compared to $2.8 million in the fourth quarter of 2008, representing an increase of 34.0% . The increase was driven by rising demand for the Company’s proprietary product, Chinese Golden Grass, including a new small-package consumer based product which contributed to sales during the fourth quarter of 2009.

“We are pleased with our financial results for the fourth quarter of 2009 as we continue to see increasing demand for our Chinese Golden Grass products, which are sold as an active ingredient to pharmaceutical customers and in smaller packages to the consumer retail market,” stated Ms. Lianyun Han, President and Chief Executive Officer of Nutrastar International, Inc. As the largest producer of Chinese Golden Grass based on volume, Nutrastar has approximately 19% of market share in China, and is well positioned to benefit from the growing demand for one of the most highly regarded herbal nutrients in the Chinese culture.”

Cost of Sales – Cost of sales for the three months ended December 31, 2009 was approximately $0.8 million compared to approximately $1.0 million in the same period of 2008, a decrease of 19.0%

Gross Profit and Gross Margin – Gross profit was $2.95 million for the fourth quarter of 2009 compared to $1.8 million for the same period in 2008, an increase of 64.3% and representing gross margins of 78.0% and 63.7%, respectively. The increase in gross margin was primarily due to increased sales of higher margin Chinese Golden Grass products, particularly in the Company’s small-packaged retail merchandise.

Operating Expenses – Selling, general and administrative expenses for the fourth quarter of 2009 were approximately $0.64 million compared to $0.68 million for the same period in 2008. Operating margins were 61.1% and 39.6% for the fourth quarter of 2009 and 2008, respectively.

Net Income – For the quarter ended December 31, 2009, the Company reported net income of $2.0 million, or $0.14 per diluted share, compared to a GAAP net loss of $1.2 million, or a loss of $0.10 per diluted share in the fourth quarter of 2008. Net loss for the fourth quarter of 2008 included one-time non-cash costs of $2.1 million related to the Company’s merger in 2008.

Fiscal Year 2009 Financial Results

Sales – Revenues increased approximately $2.3 million, or 18.0%, to approximately $15.3 million in fiscal year 2009 from approximately $13.0 million for 2008. This increase was mainly due to the increase in sales of Chinese Golden Grass, which accounted for approximately 79% of the Company’s total sales.

The following table shows the different segments comprising total 2009 sales revenue:

2009 Revenue Breakdown By Segment (USD in thousands)
(years ended December 31, )	2009	2008	CHANGE
Chinese Golden Grass	$12,074	$8,893	+35.8%
% of Sales	78.8%	68.5%
Other Agricultural Products	$3,258	$4,097	(20.5%)
% of Sales	21.2%	31.5%
Total Sales	$15,332	$12,990	+18.0%

“During 2009 we aggressively expanded our consumer centric distribution footprint. We utilize 115 dedicated sales personnel who service 9 major distributors covering 10 provinces and are located in Shandong, Zhejiang, Guangdong, Sichuan, Shaanxi and Beijing and sell to drug stores, supermarkets, and franchise stores. We expect our momentum in this product segment will continue during 2010 as we continue to denote this key component of our growth strategy,” stated Ms. Lianyun Han, Chief Executive Officer of Nutrastar.

Cost of Sales – Cost of goods sold decreased $0.4 million, or 0.9%, to approximately $4.6 million in 2009 primarily due to a larger portion of total revenues in 2009 being generated from the Company’s Chinese Golden Grass products and increase in production efficiency.

Gross Profit and Gross Margin – Gross profit increased approximately $2.4 million, or 28%, to approximately $10.8 million in 2009 from approximately $8.4 million in 2008. Gross profit margin was 70.2% in 2009, an increase of 570 basis points from 64.5% in 2008, with the positive variance emanating from increased sales of higher margin Chinese Golden Grass products, particularly in the Company’s small-packaged retail merchandise.

Operating Expenses – Selling, general and administrative expenses for 2009 were $1.9 million compared to $1.6 million for 2008, an increase of $0.3 million or 5.5% . Total operating expenses as a percentage of sales was 12.2% and 12.7% for 2009 and 2008, respectively. Selling expenses increased approximately $0.3 million, or 159%, to $0.5 million in 2009 from $0.2 million in 2008. General and administrative expenses decreased approximately 4.0%, to approximately $1.36 million in 2009 which was due to prudent management of expenses.

Net Income – For the year ended December 31, 2009, the Company reported net income of $7.7 million, or $0.58 per diluted share, compared to a GAAP net income of $3.7 million, or $0.31 per diluted share in 2008. Net income for the fourth quarter of 2008 included one-time non-cash costs of $2.1 million related to the Company’s merger in 2008. Excluding those costs, 2008 adjusted net income was $5.8 million or $0.49 per diluted share. Diluted weighted average shares outstanding were 13.3 million and 12.2 million for 2009 and 2008, respectively.

Liquidity and Capital Resources

Cash and cash equivalents were $20.1 million on December 31, 2009, which included net proceeds from a $2.5 million capital raise in December 2009, compared to $9.2 million on December 31, 2008. The Company had working capital of $10.8 million on December 31, 2009 and a current ratio of 2 to 1. Inventories were approximately $0.6 million and accounts receivables were $0.2 million on December 31, 2009, compared to approximately $1.2 and $0.3 million on December 31, 2008, respectively. Net cash provided by operations was $9.3 million in 2009, compared to $6.5 million in 2008.

Business Outlook for 2010

During 2010, Nutrastar plans to further increase the percentage of total revenue generated through sales of Chinese Golden Grass, both through increased sales of product processed and packaged for the consumer marketplace as well as sales of raw material to the pharmaceutical industry. The Company expects that further product awareness, widespread availability and increased health awareness among Chinese consumers will drive consumer adoption and sales for the Company’s Golden Grass.

A major initiative of Nutrastar’s future growth strategy is the introduction of new, value-added products targeting multiple downstream markets, including mass consumer, nutraceutical and pharmaceutical markets. After successfully introducing the small package consumer cordyceps products, the Company’s growth plan during 2010 will include introducing a new branded specialty beverage product known as “Golden Grass Energy Drink”. Commercialization of Golden Grass Energy Drink is scheduled for the second quarter of 2010, targeting affluent, professional, athletic and elderly consumers.

In support of its growth strategies, Nutrastar plans to increase annual production capacity from its current capacity of 55 tons to 65 tons by the end of 2010. Nutrastar operates the world’s largest Chinese Golden Grass planting base, and employs patented technology in the cultivation and commercialization of Chinese Golden Grass. The Company also has cutting edge research and development capabilities that drives technology innovation.

“Given our leadership position in a growing market with high barriers to entry, supported by a well known and certified product brand, we are very optimistic about our growth prospects for 2010 and beyond,” added Mr. Daniel Lee, CFO. “We anticipate incremental revenue and earnings growth of our higher margin Chinese Golden Grass products. We are very pleased with our progress to grow sales through downstream market applications and look forward to the successful launch of our specialty consumer beverage. In addition, we will be expanding into new pharmaceutical, nutraceutical and mass consumer markets which will bring the Company additional distribution channels, technologies and licensing opportunities, as we aim to become a leading nutraceutical company in China.”

About Nutrastar

Nutrastar is a China based nutraceutical company which produces and distributes Chinese Golden Grass ("Cordyceps Militaris"), organic and specialty food products in China. The Company's primary product is dry engineered Chinese Golden Grass, which is one of the most highly regarded herbal nutrients in the Chinese culture. The Company believes it is the largest manufacturer of engineered Chinese Golden Grass in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for 19% market share in China. The Company is headquartered in Harbin, capital of Heilongjiang province, with 302 employees, 21 in R&D, and 132 in sales and marketing. The products of Nutrastar are sold throughout China via a distribution network that covers more than 10 provinces. More information may be found at http://www.syxny.net or e-mail: ir@syxny.net .

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Nutrastar International Inc.

Daniel K. Lee, CFA, CPA
Chief Financial Officer
Tel: +86-451-8228-1199
Email: danlee@syxny.net

HC International, Inc.

Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net

Financial Tables Follow

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC. AND SUBSIDIARIES

(NOW KNOWN AS NUTRASTAR INTERNATIONAL INC. )
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	December 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,115,677	$9,198,243
Accounts receivable, net	215,486	283,822
Inventories	616,073	1,168,079
Prepayments and other receivables	251,235	14,105
Total current assets	21,198,471	10,664,249
OTHER ASSETS
Intangible assets, net	2,747,402	3,183,995
Property, plant and equipment, net	10,396,507	10,902,976

Total assets	$34,342,380	$24,751,220

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$863	$3,206
Other payables and accruals	453,504	472,959
Payable for intangible asset – Current portion	878,709	877,886
Income tax payable	319,873	119,486
Due to related parties	49,794	8,998
Acquisition payable	8,736,833	8,778,861
Total current liabilities	10,439,576	10,261,396
NON-CURRENT LIABILITIES
Payable for intangible asset, net of current portion	-	877,886
Total liabilities	10,439,576	11,139,282

COMMITMENTS AND CONTINGENCIES (Note 18)

SHAREHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, none and 727,520 shares issued and outstanding	-	727
Common stock, $0.001 par value, 190,000,000 shares authorized, 14,297,731 and 11,746,041 shares issued and outstanding	14,298	11,746
Additional paid-in capital	4,715,891	2,192,716
Statutory reserves	1,341,687	1,326,239
Retained earnings	16,858,012	9,131,744
Accumulated other comprehensive income	972,916	948,766
Total shareholders' equity	23,902,804	13,611,938

Total liabilities and shareholders' equity	$34,342,380	$24,751,220

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC. AND SUBSIDIARIES

(NOW KNOWN AS NUTRASTAR INTERNATIONAL INC. )
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	Year Ended December 31,
	2009	2008

NET REVENUE	$15,332,445	$12,989,760

Cost of sales	(4,563,965)	(4,604,948)

GROSS PROFIT	10,768,480	8,384,812

Selling expenses	(507,587)	(196,313)
General and administrative expenses	(1,356,499)	(1,416,111)
Loss on disposal of fixed assets	-	(31,247)

Income from operations	8,904,394	6,741,141

Other income (expenses):
Interest income	81,542	29,741
Exchange loss	(15,398)	(20,376)
Merger costs	-	(2,068,326)
Other, net	6,388	11,522
Total other income (expenses), net	72,532	(2,047,439)

Income before income taxes	8,976,926	4,693,702

Provision for income taxes	(1,235,210)	(974,653)

NET INCOME	7,741,716	3,719,049

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	24,150	23,741

COMPREHENSIVE INCOME	$7,765,866	$3,742,790

Earnings per share
Basic	$0.590	$0.305
Diluted	$0.580	$0.305

Weighted average number of shares outstanding
Basic	13,131,521	12,198,913
Diluted	13,341,521	12,198,913

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.
AND SUBSIDIARIES

(NOW KNOWN AS NUTRASTAR INTERNATIONAL INC. ) CONSOLIDATED STATEMENTS OF CASH FLOWS (AMOUNTS EXPRESSED IN US DOLLAR)
	Years Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,741,716	$3,719,049
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,004,386	1,123,447
Loss from disposition of property, plant and equipment	-	31,247
Merger costs	-	2,068,326
Share-based compensation expense	25,000	-
(Increase) decrease in assets:
Accounts receivable	68,574	(134,017)
Prepayments and other receivables	(237,020)	141,563
Inventories	552,874	(466,314)
Increase (decrease) in liabilities:
Accounts payable	(2,345)	(28,151)
Other payables and accruals	(19,890)	(35,852)
Income tax payable	200,193	38,245
Due to related parties	(8,998)	8,795
Net cash provided by operating activities	9,324,490	6,466,338

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment of merger costs related to reverse acquisition	-	(375,000)
Purchase of property, plant and equipment	(49,155)	(32,501)
Proceeds from sale of property, plant and equipment	-	1,151,411
Net cash (used in) provided by investing activities	(49,155)	743,910

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issue of shares	2,500,000	427,449
Advances from shareholders	49,773	-
Repayment of acquisition payable	(50,269)	-
Repayment of payables for intangible asset	(878,349)	(865,292)
Net cash provided by (used in) financing activities	1,621,155	(437,843)

Foreign currency translation adjustment	20,944	277,490

INCREASE IN CASH AND CASH EQUIVALENTS	10,917,434	7,049,895
CASH AND CASH EQUIVALENTS, at the beginning of the year	9,198,243	2,148,348

CASH AND CASH EQUIVALENTS, at the end of the year	$20,115,677	$9,198,243

NON-CASH TRANSACTIONS
Share-based payment awarded by shareholders to consultants for services related to the reverse acquisition	$-	$1,693,326
Share-based payment to employees under equity incentive plan	$25,000	$-

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for income taxes paid	$907,835	$892,547